Unaudited Pro Forma Condensed Consolidated Financial Statements of Manhattan Pharmaceuticals, Inc.

On December 29, 2011 Manhattan Pharmaceuticals, Inc. (the “Company” or “Manhattan”) completed a reverse acquisition of privately held TG Therapeutics, Inc. (“TG”), a Delaware Corporation. The acquisition was effected pursuant to an Exchange Transaction Agreement (the “Agreement”) dated December 29, 2011 by and among the Company, TG Therapeutics, Inc. and Opus Point Partners, LLC, the largest shareholder of TG. In accordance with the terms of the Agreement, 95% of the holders of common shares of TG (one (1) minority shareholders of TG holding in aggregate 132,000 common shares of TG did not participate) surrendered their TG common shares in exchange for 281,250 shares of the Company’s Series A preferred stock, par value $0.001 (the “Company Preferred Stock”). Each share of Company Preferred Stock is convertible into 500 shares of the common stock of the Company, par value $0.001 per share (“Company Common Stock”) provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock. The Company Preferred Stock has the same voting rights (on an as-converted basis), and other attributes as Company Common Stock. The Company Preferred Stock will automatically be converted into shares of Company Common Stock when sufficient authorized shares are available to allow for such conversion. The Company Preferred Stock issued in connection with the Agreement provided the former TG stockholders with direct and/or indirect ownership of approximately 95% of the Company Common Stock immediately following the consummation of the transaction.

Since the stockholders of TG received the majority of the voting shares of the Company, the merger was accounted for as a reverse acquisition whereby TG was the accounting acquirer (legal acquiree) and Manhattan Pharmaceuticals was the accounting acquiree (legal acquirer) under the acquisition method of accounting.

The acquisition has been accounted for as a business combination, and as such the Manhattan Pharmaceuticals, Inc. assets acquired and liabilities assumed have been recorded at their respective fair values using the guidance in ASC 805. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to: determining the timing and estimated costs to complete the in-process research and development projects, projecting the likelihood and timing of regulatory approval, estimating future cash flows and determining the appropriate discount rate.

The unaudited pro forma financial information included herein gives effect to TG’s acquisition of Manhattan Pharmaceuticals. The Unaudited Pro Forma Condensed Consolidated Statement of Operations is based on historical data as reported by the separate companies, and reflects adjustments prepared as if the acquisition had occurred on January 1, 2011. The Audited Consolidated Balance Sheet contained in the Manhattan’s Annual Report on Form 10-K for the year ended December 31, 2011 reflects the Merger with Manhattan Pharmaceuticals and thus, is not included in this report.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations contained herein (the “Statement”) includes adjustments having a continuing impact on the consolidated company as a result of using the acquisition method of accounting for the acquisition.

The Statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition.

The assumptions used and adjustments made in preparing the Statement are described in the Notes, which should be read in conjunction with the Statement. The Statement and related Notes contained herein should be read in conjunction with the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2011.

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Manhattan Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2011

	Historical		Pro forma		Pro forma
	Manhattan	TG	adjustments	Notes	combined
Costs and expenses

Research and development	$624,942	$325,671			$950,613

General and administrative:
Non-cash compensation	23,400	82,305			105,705
Other general and administrative	963,498	311,971	$(256,185)	A	1,019,284
Total general and administrative	986,898	394,276			1,124,989

Total operating expenses	1,611,840	719,947			2,075,602

Operating loss	(1,611,840)	(719,947)			(2,075,602)

Other (income) expense
Gain on sale of Hedrin JV	(4,518,174)	--			(4,518,174)
Change in fair value of derivative	(39,587)	--			(39,587)
Loss on early extinguishment of debt	2,110,522	--			2,110,522
Interest expense	1,225,913	--			1,225,913
Total other (income) expense	(1,221,326)	--			(1,221,326)

Consolidated net loss	(390,514)	(719,947)			(854,276)
Net loss attributable to non-controlling interest	--	(35,997)	11,593	A	(24,404)
Net loss	$(390,514)	$(683,950)			$(829,872)

Basic and diluted net loss per common share	$(0.00)*				$(0.00)*

Weighted average shares used in computing basic and diluted net loss per common share	108,348,538			B	154,490,603

* Amount less than $0.01

A.	Elimination of acquisition-related costs.
B.	Pro forma combined weighted average shares outstanding assumes that all preferred stock issued as a result of the Exchange Transaction were converted to Common Stock for the purposes of this calculation.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Manhattan Pharmaceuticals, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1 – BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of operations is based on historical financial statements of Manhattan Pharmaceuticals, Inc. (“Manhattan”) and TG Therapeutics, Inc. (“TG”), after giving effect to the transaction with TG as if it occurred on January 1, 2011 for the year ended December 31, 2011.

A valuation using the guidance in ASC 805 was performed to determine the fair value of certain identifiable intangible assets of Manhattan.

The fair value of certain identifiable intangible assets was determined using the income approach. This method starts with a forecast of the expected future net cash flows. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk of achieving the asset’s projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset, if any, at the end of the discrete projection period to estimate the fair value.

The valuations are based on information that is available as of the acquisition date and the expectations and assumptions that have been deemed reasonable by our management. No assurance can be given, however, that the underlying assumptions or events associated with such assets will occur as projected. For these reasons, among others, the actual results may vary from the projected results.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the merger, December 29, 2011:

Cash and cash equivalents	$10,386
Other assets	90,769
In-process research and development acquired	5,441,840
Total identifiable assets	5,542,995
Accounts payable and accrued expenses	197,191
Notes payable (ICON and Swiss Pharma)	939,718
5% notes payable and accrued interest	4,657,600
Total identifiable liabilities	5,794,509
Net identifiable assets (liabilities)	(251,514)
Goodwill	629,752
Total	$378,238

Such amounts have been reported in the consolidated balance sheet of the Company as of December 31, 2011 as presented in the Annual Report of Manhattan Pharmaceuticals, Inc. as of December 31, 2011.

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